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                                                            EXHIBIT 5.1


September ____, 1995


Foundation Health Corporation
3400 Data Drive
Rancho Cordova, CA 95670

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-3 to be filed by Foundation Health Corporation, a Delaware corporation ("FHC"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of FHC's common stock, par value $.01 per share, including associated Rights to Purchase Series A Participating Preferred Stock (the "Shares"), to be issued upon the exercise of stock options granted under the 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation (the "Plan"), which Plan is described therein and filed as an exhibit thereto:

I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

Very truly yours,



Patricia A. Burgess
Vice President and Counsel


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